SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report: June 25, 2003

INSTANET, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA

(State of Incorporation)

333-56250	84-1575085
(Commission File No.)	(I.R.S. Employer Identification Number)

480 South Holly Street, Denver, CO	80246
(Address of Principal Executive Offices)	(Zip Code)

(303) 316-8577

(Registrant’s Telephone Number)

2560 West Main Street, Suite 200, Littleton, CO 80120

(Former Address, If Changed Since Last Report)

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT

Pursuant to an “Agreement Concerning the Exchange of Securities By and Among Instanet, Inc. and VitaCube Systems, Inc. and the Security Holders of VitaCube Systems, Inc.” (the “Exchange Agreement”), made and closed June 20, 2003, all of the security holders of VitaCube Systems, Inc. (“VitaCube”) exchanged all of the issued and outstanding common stock in VitaCube for 13,572,000 shares of Instanet, Inc.’s (“Instanet”) $.001 par value common stock. The shares of Instanet common stock received by the VitaCube security holders constitute 90% of the shares of Instanet common stock outstanding after the exchange. Prior to the execution and effectuation of the Exchange Agreement, control of Instanet was vested in two principal shareholders: (1) Timothy Brasel and his family entities who controlled an aggregate of 337,500 shares of Instanet common stock, or 23.7% of the stock issued and outstanding prior to the share exchange, and (2) Earnest Mathis and his affiliated entities who owned an aggregate of 710,750 shares of Instanet common stock or 47.1% of all shares of stock issued and outstanding prior to the share exchange. Subsequent to the share exchange, control over Instanet is vested in Sanford D. Greenberg, who owns an aggregate of 10,942,605 (after giving effect to Mr. Greenberg’s transfer of 750,000 shares in a property settlement of a dissolution action) shares of Instanet common stock, or 72.6% of all Instanet stock issued and outstanding upon the share exchange. Consideration for Mr. Greenberg’s share of Instanet stock was all of his stock in VitaCube.

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

On June 20, 2003, Instanet, VitaCube and the holders of all issued and outstanding shares of VitaCube common stock (the “VitaCube Shareholders”) entered into the Exchange Agreement and consummated the transactions contemplated by it (the “Exchange”). Pursuant to the Exchange Agreement, the VitaCube Shareholders delivered to Instanet 3,482,201 shares of common stock in VitaCube in exchange for 13,572,000 shares of $.001 par value Instanet common stock. As the result of the Exchange, Instanet owns 100% of the issued and outstanding shares of common stock of VitaCube, and prior shareholders of VitaCube own 90% of the issued and outstanding shares of Instanet common stock. Currently, the companies have only one class of common stock outstanding.

Prior to the Exchange Agreement, Instanet conducted no business and had few assets. As reported in Instanet’s quarterly report on Form 10QSB, filed on March 16, 2003, Instanet, in March 2003, determined that it could not institute its business plan based upon a Master Agency Agreement entered into with KeyCom, Inc. in February 2001 for the marketing and sale of internet electronic funds transfer services and systems.

VitaCube formulates, packages, markets and sells a line of nutritional and sports supplements and products, supported by customer education and a packaging delivery system for ease of use of its products. VitaCube principally sells its products through personal trainers and others, internet sales, direct marketing, and a network marketing program which it has developed but not yet instituted. The exchange rate for the Exchange Agreement was negotiated at arms’ length between principals of Instanet and VitaCube, using a market valuation for Instanet based upon the trading range for its common stock and a valuation for VitaCube based upon its financial statements and prospective earnings.

In the Exchange Agreement, Instanet makes various representations and warranties as to itself and status of its business and, along with Ms. Mathis, its principal shareholder, agreed to indemnify VitaCube for any of its breaches of those representations and warranties. All indemnification obligations of Instanet under the Exchange Agreement generally have no time or dollar limitations and cover, among other matters, breaches of agreements and covenants of Instanet contained in the Exchange Agreement with respect to the operation of its business and financial condition of the business through the closing date. Pursuant to the Exchange Agreement, Earnest Mathis and Timothy Brasel, directors and principal officers of Instanet, resigned and Sanford D. Greenberg and Warren Cohen were appointed as directors. Sanford D. Greenberg, Gordon Burr and Mary Pat O’Halloran were appointed as principal officers of Instanet.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHBITS

(a) Financial Statements of Business Acquired. Financial statements required by this item shall be filed by amendment not later than 60 days after July 5, 2003. Instanet believes that financial statements will be filed within 45 days of the date of this report.

(b) Pro Forma Financial Information. Pro forma financial information required by this item shall be filed by amendment not later than 60 days after July 5, 2003. Instanet believes that pro forma financial information will be filed within 45 days of the date of this report.

(c) Exhibits. The following exhibits are appended to this Form 8-K:

Exhibit 2:	Plan of acquisition, reorganization, arrangement, liquidation or succession: Exchange Agreement

Exhibit 4:	Instruments defining the rights of security holders, including indentures: Instanet, Inc. Articles of Incorporation and Bylaws, previously filed as Exhibit 3.01 to Registration Statement on Form SB-2, filed on February 28, 2001.

Exhibit 99:	Press release dated June 23, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on June 25, 2003.

INSTANET, INC.

By:	/s/ SANFORD D. GREENBERG
Sanford D. Greenberg